EXHIBIT 14(a)(i)

                             CERTIFICATE OF OFFICER
                                       OF
                              LENNAR PARTNERS, INC.

                         Pooling and Servicing Agreement
           dated as of June 11, 1998, (the "Agreement"), by and among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, Banc One
        Mortgage Capital Markets, LLC, as Servicer, State Street Bank and
                         Trust Company, as Trustee, and
                   Lennar Partners, Inc., as Special Servicer
                                (CSFB 1998-C1)

The undersigned, Ronald E. Schrager, as Vice President of LENNAR PARTNERS, INC., a Florida Corporation (the "Company"), in accordance with Section 3.13 of the Agreement, does hereby certify on behalf of the Company that (i) a review of the servicing operations of the Company during the period from June 25, 1998 through December 31, 1998 and of the Company's performance under the Agreement has been made under my supervision; (ii) to the best of my knowledge, based on such review, the Company has fulfilled all of its obligations under the Agreement in all material respects throughout such period ended December 31, 1998; (iii) the Company has not appointed any sub-servicers or engaged in any sub-servicing agreements pursuant to which sub-servicers have any obligations to fulfill; and
(iv) the Company has received no notice regarding qualification, or challenging the status, of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC from the IRS or any other governmental agency or body.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the 12th day of March, 1999.


                                               /s/ Ronald E. Schrager
                                               -------------------------
                                               Ronald E. Schrager
                                               Vice President
                                               Lennar Partners, Inc.


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